As filed with the Securities and Exchange Commission on May 7, 2001

                                                Registration No. 333-__________





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              I-SECTOR CORPORATION

             (Exact name of registrant as specified in its charter)


              Delaware                                76-0515249
    (State or Other Jurisdiction                   (I.R.S. Employer
  of Incorporation or Organization)               Identification No.)



                             6401 Southwest Freeway

                              Houston, Texas 77074

   (Address, including Zip Code, of Registrant's Principal Executive Offices)


                 I-SECTOR CORPORATION 2000 STOCK INCENTIVE PLAN

                (AS AMENDED AND RESTATED EFFECTIVE JULY 12, 2000)

                              (Full Title of Plan)

      Name, Address, Telephone and               Copy of Communications to:
      Number of Agent for Service:

             James H. Long                           Nick D. Nicholas
          I-Sector Corporation                     Porter & Hedges, L.L.P.

         6401 Southwest Freeway                   700 Louisiana, 35th Floor
          Houston, Texas 77074                   Houston, Texas  77002-2370

             (713) 795-2000                            (713) 226-0600


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                           Amount to      Proposed Maximum         Proposed          Amount of
                                         be Registered        Offering        Maximum Aggregate   Registration Fee

 Title of Securities to be Registered         (1)        Price per Share (2)  Offering Price (2)        (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock,  par value $.01 per share  445,000 shs.           $1.05              $467,250             $117
====================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the bid and ask sale prices for the Common Stock on the NASDAQ Small Cap Market on May 3, 2001, which was $1.05. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information required by this Part I will be given to employees participating in the Plan and are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of the registration statement or as an exhibit thereto.

Item 2.  Registrant Information and Employee Plan Annual Information

         Employees participating in the I-Sector Corporation 2000 Stock Incentive Plan (As Amended and Restated Effective July 12, 2000) (the "Plan") may obtain, without charge, a copy of the Plan or the documents set forth in
Item 3 of Part II below, upon written or oral request to the Corporate Secretary, I-Sector Corporation, 6401 Southwest Freeway, Houston, Texas 77074,
(713) 795-2000.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The following documents, which have been filed by the I-Sector Corporation, a Delaware corporation (the "Company") with the Commission, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

         (i) the Company's annual report on Form 10-K for the year ended December 31, 2000 (as filed on March 26, 2001); and

         (ii) a description of the Company's common stock, par value $.01 per share (the "Common Stock") set forth in the Company's registration statement on Form 8-A filed with the Commission on June 18, 1997, and any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Capital Stock

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable

Item 6.  Indemnification Of Directors And Officers

         Section 145 of the General Corporation Law of Delaware, commonly referred to as the DGCL, permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the corporation or a stockholder derivative action), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         Under the DGCL, in an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys fees).

         The DGCL does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made:

     o by a majority vote of disinterested members of the board of directors or a special committee of disinterested board members, in each case even though less than a quorum;

     o by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct; or

     o   by the stockholders.

         The Company's certificate of incorporation and bylaws require it to indemnify our directors and officers, and permits our board of directors to indemnify our employees and agents to the fullest extent permitted under Delaware law. The Certificate of Incorporation eliminates the personal liability of the Company's directors to it or its stockholders for monetary damages for breach of their fiduciary duties, except for liability:

     o for any breach of a director's duty of loyalty to the Company or its stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the DGCL; or

     o for any transaction from which a director derived an improper personal benefit.

         Section 145 of the DGCL also allows the Company to purchase and maintain insurance on behalf of its directors and officers against liabilities that may be asserted against, or incurred by, such persons in any such capacity, whether the Company would have the authority to indemnify such person against liability under the provisions of Section 145. The Company has purchased and maintains a directors' and officers' liability policy for such purposes.

Item 7.  Exemption From Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit
No.      Description

4.1 I-Sector Corporation 2000 Stock Incentive Plan (As Amended and Restated Effective July 12, 2000) (filed herewith).
4.2 Certificate of Incorporation of the Company (Exhibit 3.2 to the Company's Form S-1/A filed September 19, 1996).
4.3 Certificate of Amendment to the Certificate of Incorporation of the Company (Exhibit 3.3 to the Company's Form 10-K filed March 26, 2001).
4.4 Bylaws of the Company (Exhibit 3.1 to the Company's Form S-1/A filed October 3, 1996).
5.1 Opinion of Porter & Hedges, L.L.P., with respect to the legality of the securities (filed herewith).
23.1     Consent of Deloitte & Touche (filed herewith).
23.2     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 Opinion).
24.1     Power of Attorney (included on signature page).

Item 9.  Undertakings

A.       Undertaking to Update

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information in the Registration Statement; and

                  (iii) include any material information with respect to the plan for distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Undertaking With Respect to Documents Incorporated by Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Undertaking With Respect to Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 7, 2001.

                                        I-SECTOR CORPORATION

                                        By:  /s/ James H. Long
                                             James H. Long

                                             President, Chief Executive Officer
                                             and Chairman of the Board



                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints James H. Long, Donald R. Chadwick and Patricia Winstead and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 7th day of May, 2001.

Signature                               Title


/s/James H. Long
James H. Long                           President, Chief Executive Officer
                                        and Chairman of the Board
                                        (Principal Executive Officer
                                        and Principal Financial Officer)


/s/ Donald R. Chadwick
Donald R. Chadwick                      Secretary and Director

/s/ Richard D. Darrell
Richard D. Darrell                      Director

/s/ Jack M. Johnson, Jr.
Jack M. Johnson, Jr.                    Director

/s/ Mark T. Hilz
Mark T. Hilz                            Director

                                INDEX TO EXHIBITS

Exhibit
No.               Description

4.1 I-Sector Corporation 2000 Stock Incentive Plan (As Amended and Restated Effective July 12, 2000) (filed herewith).
4.2 Certificate of Incorporation of the Company (Exhibit 3.2 to the Company's Form S-1/A filed September 19, 1996).
4.3 Certificate of Amendment to the Certificate of Incorporation of the Company (Exhibit 3.3 to the Company's Form 10-K filed March 26, 2001).
4.4 Bylaws of the Company (Exhibit 3.1 to the Company's Form S-1/A filed October 3, 1996).
5.1 Opinion of Porter & Hedges, L.L.P., with respect to the legality of the securities (filed herewith).
23.1     Consent of Deloitte & Touche (filed herewith).
23.2     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 Opinion).
24.1     Power of Attorney (included on signature page).